Exhibit 99.1

TransCode Therapeutics, Inc. Announces $8 Million Private Placement

BOSTON, Nov. 27, 2024 -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ), the RNA Oncology Company™ committed to more effectively treating cancer using RNA therapeutics, today announced that it has entered into a securities purchase agreement with certain institutional investors. The aggregate gross cash proceeds are expected to be approximately $8 million before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement for general corporate purposes and working capital.

In connection with the private placement, the Company is planning to issue an aggregate of 21,220,160 shares of common stock (or pre-funded warrants in lieu thereof), Series C warrants to purchase 21,220,160 shares of common stock and Series D warrants to purchase 21,220,160 shares of common stock. The combined purchase price for each share of common stock and accompanying Series C warrant and Series D warrant is $0.377 priced at-the-market under Nasdaq rules. The Series C warrants are exercisable upon stockholder approval, will have a term of 5 years and have an exercise price of $0.475 representing 125% of the unit price. The Series D warrants are exercisable upon stockholder approval, will have a term of 2.5 years and have an exercise price of $0.475 representing 125% of the unit price. The exercise price and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment upon future dilutive issuances and stock splits, subject to a floor, as described in more detail in the Company’s Current Report on Form 8-K to be filed in connection with the private placement.

The closing of the private placement is expected to occur on or about November 29, 2024, subject to the satisfaction of certain customary closing conditions.

The Benchmark Company, LLC is acting as the exclusive placement agent for the private placement.

The securities described above are being sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the "SEC") covering the resale of the common stock sold in the private placement and the common stock issuable upon exercise of the pre-funded warrants and the common stock purchase warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The Company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of other first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These statements include, without limitation, statements related to our ability to close the private placement offering and the gross proceeds from the offering and the use of proceeds. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: market and other conditions, the impact of economic, competitive and other factors affecting the Company and its operations, and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.

For more information, please contact:

TransCode Therapeutics, Inc.

Tania Montgomery-Hammon, VP of Business Development

tania.montgomery@transcodetherapeutics.com